EXHIBIT 10.46

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ASSET PURCHASE AGREEMENT

among:

EIGER BIOPHARMACEUTICALS, INC.,

a Delaware corporation;

and

TRACEY MCLAUGHLIN AND COLLEEN CRAIG

Dated as of September 25, 2015

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT is entered into, effective as of September 25, 2015 (the “Effective Date”), by and between EIGER BIOPHARMACEUTICALS, INC., a Delaware corporation (“Purchaser”) and TRACEY MCLAUGHLIN AND COLLEEN CRAIG (each individually, “Seller”, collectively, “Sellers”). Purchaser and Sellers are referred to herein collectively as the “Parties” and individually as a “Party.” Certain other capitalized terms used in this Agreement are defined in Exhibit A.

RECITALS

A. Purchaser and Sellers wish to provide for the sale by Sellers to Purchaser of the Designated Assets (as defined in Section 1.1) by Purchaser on the terms and subject to the conditions set forth in this Agreement.

B. In connection with the sale of the Designated Assets, Purchaser is entering into a Consulting Agreement with each Seller in substantially the form attached hereto as Exhibit B (the “Consulting Agreement”).

C. This Agreement has received the requisite approvals by Purchaser and Sellers.

AGREEMENT

The Parties, intending to be legally bound, agree as follows:

SECTION 1. SALE OF DESIGNATED ASSETS; RELATED TRANSACTIONS.

1.1 Sale of Designated Assets. Each Seller hereby sells, assigns, transfers, conveys and delivers to Purchaser the entirety of their right, title and interest (if any) in and to the Designated Assets on the terms and subject to the conditions set forth in this Agreement. The “Designated Assets” shall mean the following assets (to the extent not previously or otherwise required to be assigned by Sellers to the Leland Stanford Junior University (“Stanford”) under their existing employment agreements):

(a) All rights and interests in and to Patents, copyrights, trademarks, trade secrets, know-how, and documentation and related applications related to extending, including provisional patent application Docket No.: [ * ] filed by Sellers [ * ] (the “HH Patents”), if and to the extent any of the foregoing is the intellectual property of Sellers and not subject to a contractual obligation on the part of Sellers to assign the same to Stanford or not otherwise assigned and subject to the License Agreement (as defined below);

(b) All techniques, technology, trade secrets, inventions (whether patentable or not), methods, know-how, data and results (including pharmacological, toxicological and clinical data and results), analytical and quality control data and results, regulatory documents including investigational new drug applications (INDs) (other than the current IND designated as [ * ] involving [ * ]), and correspondence, as well as other information related to exendin and its

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

uses in the possession of Sellers, if and to the extent any of the foregoing is the intellectual property of Sellers and not subject to a contractual obligation on the part of Sellers to assign the same to Stanford; and

(c) The License Agreement between Stanford and Sellers dated May 4, 2015 (the “License Agreement”), pursuant to which Stanford granted to Sellers an exclusive, worldwide license to use, make, have made, market and sell products in all fields of use based upon, used or made in accordance with that certain invention described in Stanford Docket §12- 372, including as further described in the HH Patents, involving the use of exendin (the “Invention”). The License Agreement provides for making a product based on the Invention and any modifications, improvements or variations thereof (the “Product”) “available for public use and benefit” and Purchaser acknowledges those obligations thereunder.

1.2 Purchase Price. The purchase price for the Designated Assets shall be (the “Purchase Price”):

(a) Within [ * ] of the Effective Date, the Purchaser shall issue to each of the Sellers: (i) shares of Common Stock of the Company pursuant to a customary Company common stock purchase agreement representing [ * ] of the total number of the Company’s issued and outstanding shares of capital stock (excluding all shares reserved but unissued under the Plan and any issuances to the Sellers pursuant to this Section 1.2) as of immediately prior to the date of issuance of the shares of Common Stock, which shall not be subject to any vesting; (ii) non-qualified options to purchase Common Stock of the Company to each Seller under Purchaser’s 2009 Equity Incentive Plan (the “Plan”) equal to [ * ] of the total number of the Company’s issued and outstanding shares of capital stock (excluding all shares reserved but unissued under the Plan and any issuances to the Sellers pursuant to this Section 1.2) as of immediately prior to the date of issuance of such options, which options shall have an exercise price equal to the fair market value on the date of grant, as reasonably determined by the Purchaser’s Board of Directors and shall vest in increments of [ * ] per month from the date of grant for each month after the Effective Date, provided that such Seller is providing Continuous Service (as defined under the Plan) to the Company, it being understood that being on unpaid retainer shall satisfy such definition (collectively, the issuances under subclauses l.2(a)(i) and (ii), the “Initial Time-Based Equity”) ; and (iii) non-qualified options to each Seller to purchase Common Stock of the Company to each Seller under the Plan to purchase [ * ] of the total number of the Company’s issued and outstanding shares of capital stock (excluding all shares reserved but unissued under the Plan and any issuances to the Sellers pursuant to this Section 1.2) (the “Milestone Options”), which Milestone Options shall have a term of [ * ] and shall vest upon the earlier of: (A) [ * ] and (B) [ * ] (each, a “Milestone Vesting Trigger”), provided that for clarity, with respect to the option grants pursuant to this subclause (iii), vesting shall occur on the achievement of the Milestone Vesting Trigger by the Company regardless of whether Sellers are providing Continuous Service (as defined under the Plan) at the applicable time of achievement during the term of such Milestone Options. The occurrence of a Milestone Vesting Trigger shall be determined by Purchaser’s Board of Directors in its reasonable discretion, which decision shall be binding upon the Parties and final;

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b) At the closing of the first round of financing after the date of this Agreement pursuant to which Purchaser sells shares of its equity resulting in gross proceeds to the Company of at least [ * ], including a reverse merger whose primary purpose is financing (the “Financing”), Purchaser will issue to each Seller additional non-qualified options to purchase Common Stock of the Company (the “Total Options”) to each Seller under the Plan (the “Top-Up Options”) under the Plan pursuant to this Section l.2(b) in an amount sufficient to ensure that the sum of the Initial Time-Based Equity plus the Milestone Options plus the Top-Up Options held by each Seller represents [ * ] of the total number of the Company’s issued and outstanding shares of capital stock (excluding all shares reserved but unissued under the Plan and any issuances to the Sellers pursuant to this Section 1.2) as of immediately following the initial closing of the Financing. The Top-Up Options shall have an exercise price equal to the fair market value on the date of grant, as reasonably determined by the Purchaser’s Board of Directors (or if the Company is publicly traded, pursuant to the terms of the Plan), and shall vest as follows: (i) [ * ] of the shares under the Top-Up Options (i.e., [ * ] of the of the total number of the Company’s issued and outstanding shares of capital stock (excluding all shares reserved but unissued under the Plan and any issuances to the Sellers pursuant to this Section 1.2) as of immediately prior to the date of issuance of options) shall be vested on issuance and the remainder as of immediately prior to the date of issuance of options) shall vest in increments of [ * ] per month from the Effective Date, provided that such Seller is providing Continuous Service (as defined under the Plan) to the Company, it being understood that being on unpaid retainer shall satisfy such definition; and (ii) the other [ * ] of the Top-Up Options (i.e., [ * ] of the of the total number of the Company’s issued and outstanding shares of capital stock (excluding all shares reserved but unissued under the Plan and any issuances to the Sellers pursuant to this Section 1.2), shall vest upon the occurrence of a Milestone Vesting Trigger, provided that for clarity, with respect to the Top-Up Option grants pursuant to this subclause (ii), vesting shall occur on the achievement of the Milestone Vesting Trigger by the Company regardless of whether Sellers are providing Continuous Service (as defined under the Plan) at the applicable time of achievement during the term of such Top-Up Options. The occurrence of a Milestone Vesting Trigger shall be determined by Purchaser’s Board of Directors in its reasonable discretion, which decision shall be binding upon the Parties and final;

(c) [ * ] shall be payable to each Seller, within [ * ] following [ * ], as reasonably determined by Purchaser’s Board of Directors;

(d) [ * ] shall be payable to each Seller, within [ * ] following [ * ], as reasonably determined by Purchaser’s Board of Directors;

(e) [ * ] payable to each Seller, within [ * ] following [ * ], as reasonably determined by Purchaser’s Board of Directors; and

(f) The Royalty Payments, payable if and to the extent provided in Section 1.4 below.

For clarity, the Parties contemplate that the Sellers shall each hold Initial Options and Top-Up Options totaling [ * ] of the outstanding shares of equity of the Company following the Financing. For further clarity, the payments in Sections l.2(c), (d) and (e) of the Purchaser Price

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

shall be payable only once to each Seller upon the first successful achievement by the Purchaser of such payment event with respect to the Product, as determined by Purchaser’s Board of Directors, as aforesaid.

1.3 Assumed Liabilities. Purchaser shall not assume any Liabilities of Sellers (whether or not related to the Designated Assets), except for the continuing obligations under the terms of the License Agreement arising following the Closing Date, but solely to the extent not related to or arising from any fact, circumstance, act, breach or violation occurring prior to the Closing Date.

1.4 Contingent Consideration.

(a) Commencing with the date the Product is first commercially sold and until the last to expire of any Valid Claim of any of the Patents licensed under the License Agreement, as applicable (the “Royalty Period”), each Seller shall be entitled to receive within [ * ] after the end of each calendar year during the Royalty Period a payment equal to [ * ] of the Annual Net Sales of such Product made during such calendar year (such payments collectively, the “Royalty Payments”). The determination as to the calculation of the Royalty Payments shall be reasonably made by Purchaser’s Board of Directors, in its reasonable discretion.

(b) Concurrently with each Royalty Payment made hereunder, Purchaser shall submit to Sellers a written statement of account, which statement shall show (i) the Annual Net Sales in a manner consistent with the definition thereof, and (ii) the manner in which the Royalty Payment was calculated (the “Royalty Statement”).

(c) For [ * ] following the submission of a Royalty Statement, Sellers and their agents and representatives shall have the right upon written request to conduct reasonable inspection and audit of Purchaser’s relevant books and records for the sole purpose of verifying the accuracy of the Royalty Statements, provided that: (i) such written request must be reasonable; (ii) Purchaser shall receive reasonable advance notice of such request; (iii) such inspection or audit shall take place during Purchaser’s regular business hours and at the place where such books and records are maintained; (iv) Purchaser may demand that the Sellers, their agents and representative will execute a nondisclosure agreement in a form reasonably satisfactory to Purchaser prior to such inspection or audit; and (v) in no event shall Purchaser be required to provide access to information that is subject to attorney-client privilege. Any such inspection or audit by Sellers shall be at their sole expense.

1.5 Transfer Taxes. Sellers shall be liable for any sales Taxes, use Taxes, transfer Taxes or similar Taxes, charges or fees that may become payable in connection with the sale of the Designated Assets to Purchaser. Purchaser and Sellers shall cooperate to reduce the amount of such Taxes to the extent permitted by applicable law.

1.6 Allocation. The consideration referred to in Section 1.2 shall be allocated among the Designated Assets pursuant to a purchase price allocation prepared by Purchaser, which shall be delivered to Sellers within [ * ] of the Effective Date, and no Party shall file any tax return or

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

other document with, or make any statement or declaration to, any governmental body that is inconsistent with such allocation, except as required by applicable law.

1.7 Closing.

(a) The closing of the sale of the Designated Asset to Purchaser pursuant to this Agreement (the “Closing”) shall take place concurrently with the execution and delivery of this Agreement (the “Closing Date”).

(b) At the Closing:

(i) Purchaser and each Seller shall execute and deliver to each other a Consulting Agreement; and

(ii) Purchaser and each Seller shall execute and deliver to the other Party that certain instrument, titled “Amendment No. 1 To License Agreement” in the form attached hereto as Exhibit C, thereby effectuating the assignment of the License Agreement to Purchaser. (With reference to said Amendment No. 1 to License Agreement, in the interest of clarity, the Parties agree that obligations set forth in Section 13.3 of the amended License Agreement do not and shall not apply to Sellers hereunder.)

SECTION 2. REPRESENTATIONS AND WARRANTIES OF SELLER.

Sellers, severally and not jointly, each represent and warrant to Purchaser that, except as set forth in the Disclosure Schedule (it is hereby agreed that any information disclosed in any section or subsection of the Disclosure Schedule shall be deemed to relate to and qualify the corresponding numbered or lettered section or subsection of this Agreement and any other representation or warranty of Sellers where such disclosure would reasonably be deemed to apply) as of the Effective Date (for the avoidance of doubt and sake of clarity, in this Section 2, each Seller shall only make each representation with respect to itself, notwithstanding the fact that “Sellers” or “each Seller” may be referenced):

2.1 License Agreement. Sellers have delivered to Purchaser accurate and complete copies of the License Agreement. The License Agreement is valid and in full force and effect. Neither Seller nor any of the other parties to the License Agreement has violated or breached, or declared or committed any default under the License Agreement. No event has occurred, and no circumstance or condition exists, that might (with or without notice or lapse of time) result in a violation, breach or default by any Seller or any of the other parties to the License Agreement. Neither Seller has waiver any rights under the License Agreement. There are no material disputes regarding the License Agreement and, to the knowledge of Sellers, the relationship between Sellers and Stanford is good.

2.2 Authority; Binding Nature of Agreements. Each Seller has full power and authority to enter into, perform and comply with its obligations under this Agreement, and any other Transaction Agreement which such Seller is required to enter into hereunder and this Agreement constitutes and any such other Transaction Agreement when executed will constitute

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

valid, legally binding and enforceable obligations on such Seller in accordance with its or their respective terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

2.3 Non-Contravention. The execution and delivery by Sellers of the Transactional Agreements, and the consummation of the transactions contemplated by the Transaction Agreements, including the sale of the Designated Assets by Sellers to Purchaser will not result in the imposition or creation of any lien or Encumbrance upon or with respect to any of the Designated Assets. Sellers are not required to obtain any additional consent from any Person in connection with the execution and delivery of the Transactional Agreements or the consummation of the transactions contemplated thereby, including the sale of the Designated Assets to Purchaser.

2.4 Compliance with Law; Permits. As it relates to the Designated Assets: (a) each Seller has at all times been and is now in compliance with each Legal Requirement that is applicable to the ownership or use of the Designated Assets; (b) no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) constitute or result in a violation by any Seller of, or a failure on the part of any Seller to comply with, any Legal Requirement; and (c) no Seller has received, at any time, any notice or other communication (in writing or otherwise) from any governmental body or any other Person regarding any actual or alleged violation of, or failure to comply with, any Legal Requirement.

2.5 Title to Transferred Assets. Sellers own, and have good and valid title to, all of the Designated Assets, free and clear of any Encumbrances, subject to the qualifications pertaining thereto with respect to Stanford as set forth in Section 1.1, subparts (b) and (c).

2.6 Tax Matters. Each Tax with respect to the Designated Assets required to have been paid, or claimed by any governmental body to be payable, by Sellers has been duly paid in full on a timely basis. With respect to the Designated Assets, no claim or other Proceeding is pending or, to the knowledge of Sellers, has been threatened in respect of any Tax.

2.7 Restriction on Business Activities. There is no order to which Sellers are a party to or otherwise binding upon Sellers or any of their properties or assets (including the Designated Assets) which has or may reasonably be expected to have the effect of prohibiting or impairing the use of the Designated Assets or limiting the freedom of Purchaser to engage in any line of business or to compete with any Person. Sellers have not entered into any contract under which they are, or Purchaser will be after the Closing, restricted from using the Designated Assets to create products or services and sales, licensing, marketing, manufacturing or otherwise distributing or using any such products, services or any of the Designated Assets or from providing services to customers or potential customers or any class of customers, m any geographic area, during any period of time, or in any segment of the market.

2.8 No Liability. The Sellers have no Liability with respect to the Designated Assets.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.9 Intellectual Property. The Sellers exclusively own or otherwise a valid right to use and practice (through the License Agreement) the Invention, under the HH Patent and the other intellectual property included in the Designated Assets (the “Designated IP”), free of any Encumbrances, including obligations to pay royalties or indemnification obligations (except as otherwise provided in the License Agreement). The Designated IP is valid, subsisting and enforceable. There are no outstanding options, licenses, or agreements of any kind relating to the Designated IP. To Sellers’ knowledge, the Designated IP does not violate or infringe any intellectual property right of any other Person. Neither Seller has received any communication alleging that any Seller or that the Designated IP has violated or would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets or other proprietary rights or processes of any other Person. Neither the execution or delivery of this Agreement and the other Transaction Agreements, nor the use of the Designated Assets as currently proposed to be conducted will conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any Seller is obligated.

2.10 Proceedings. There is no pending or threatened Proceeding: (a) that involves or otherwise can affect any Seller or any of the Designated Assets; or (b) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the transactions contemplated by this Agreement or the other Transaction Agreements. No event has occurred, and no claim, dispute or other condition or circumstance exists, that will or could be expected to, give rise to or serve as a basis for the commencement of any such Proceeding. There is no order, writ, injunction, judgment or decree to which any Seller, or any Designated Asset, is subject.

2.11 No Brokers. Sellers are not obligated to pay any brokerage, commission, finder’s fee or similar fee in connection with the transactions contemplated hereby.

2.12 Full Disclosure. Sellers have disclosed to Purchaser all facts known to them that are material to the Designated Assets, or may have material effect on Purchaser’s consideration of the execution of this Agreement or any other Transaction Agreement, or consummation of the transactions contemplated hereby or thereby. No representation or warranty by Sellers in this Agreement or any Schedule hereto contains any untrue statement of a material fact or omits to state any material fact necessary, in each case with respect to the Designated Assets, in order to make the statement made herein or therein, in light of the circumstances under which they were made, not misleading.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF PURCHASER.

Purchaser represents and warrants to Sellers that:

3.1 Due Organization. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware.

3.2 Authority; Binding Nature of Agreements. Purchaser has the requisite corporate power and authority to enter into and to deliver each of the Transactional Agreements

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

to which it is a party and to perform its obligations under each such Transactional Agreement, and the execution, delivery and performance by Purchaser of each of the Transactional Agreements to which it is a party have been duly authorized by all necessary corporate action on the part of Purchaser. Each of the Transactional Agreements constitutes a legal, valid and binding obligation of Purchaser, enforceable against it or them in accordance with its terms, except to the extent that enforcement thereof may be limited by: (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally; and (b) general principles of equity (regardless of whether enforceability is considered in a Proceeding at law or in equity).

3.3 Non-Contravention. The execution and delivery by Purchaser of the Transactional Agreements, and the purchase of the Designated Assets by Purchaser from Sellers will not result in a violation of the charter documents of Purchaser.

3.4 Capitalization Table. Exhibit D sets forth the true and correct capitalization of the Company as of the Effective Date.

SECTION 4. SURVIVAL AND INDEMNIFICATION.

4.1 Survival of Representations.

(a) The representations and warranties of Sellers shall survive the Closing and the sale of the Designated Assets to Purchaser and shall expire on the date that is [ * ] following the Closing Date (the “Representation Termination Date”); provided, however, that if Purchaser provides Seller a written notice relating to any representation or warranty prior to the applicable Representation Termination Date, then the claim(s) asserted in such Claim Notice shall survive the Representation Termination Date until such time as such claim is (or claims are) fully and finally resolved. The limitations set forth in this Section 4.l(a) shall not apply in the case of intentional misrepresentation, willful misconduct or fraud (“Fraud”). The covenants and obligations of each Party shall survive the Closing and the sale of the Designated Assets to Purchaser and shall expire upon the applicable statute of limitations, which statute shall start to run on the Closing Date, except in the case of Fraud.

(b) For purposes of this Agreement, a “Claim Notice” relating to a particular representation or warranty shall be deemed to have been given if Purchaser delivers to Sellers a written notice stating that Purchaser believes that there is or has been a breach of a representation or warranty, asserting a claim for recovery under Section 4.2 based on such alleged breach and setting forth in reasonable detail: (i) the basis for, and a brief description of the circumstances supporting, Purchaser’s belief that there is or has been such a breach; and (ii) to the extent practicable, a non-binding, preliminary estimate of the aggregate dollar amount of the actual and potential Damages that have arisen and may arise as a result of such breach.

4.2 Indemnification. From and after the Closing Date (but subject to the limitations set forth in this Section 4), each of the Sellers shall individually, and not jointly, hold harmless, reimburse and indemnify Purchaser and its agents and representatives from and against, any

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Damages that are suffered or incurred by Purchaser and that arise from or as a result of or relating to:

(a) Any inaccuracy in or breach of any of the representations or warranties made by the applicable Seller in this Agreement or in any other Transaction Agreement;

(b) Any breach of any covenant or obligation of the applicable Seller contained in this Agreement or any other Transaction Agreement; and

(c) Any Liability of such Seller, except for the Assumed Liabilities.

4.3 Cap. Notwithstanding anything to the contrary, each Seller’s liability to Purchaser hereunder shall be capped at the value of such Seller’s vested shares comprising the Purchase Price (with the value of such shares or options, to the extent necessary in determining the cap, as reasonably determined by Purchaser’s Board of Directors based upon the available information pertaining thereto) for each of the Sellers pursuant to this Agreement; provided that, to the extent that the liability to Purchaser exceeds the value of the vested shares comprising the Purchase Price with respect to any claim of Purchaser, the liability shall be satisfied in part by any vested shares or options and shall remain in effect until there are no longer shares or options subject to vesting. It is further agreed that each Seller shall have the right to satisfy any liability to Purchaser hereunder by returning to Purchaser that portion of its vested shares or options whose value equals the amount of said liability, not to exceed the return of all of its shares or options comprising the Purchase Price (with the value of such shares or options, to the extent necessary in determining the cap, as reasonably determined by Purchaser’s Board of Directors based upon the available information pertaining thereto). The limitation set forth in this Section 4.3 shall not apply in the case of Fraud and shall survive the termination or expiration of this Agreement.

4.4 Defense of Third-Party Claims. In the event of the assertion or commencement by any Person of any claim or Proceeding (whether against Purchaser or against any other Person) with respect to which Purchaser may be entitled to indemnification, compensation or reimbursement pursuant to this Section 4.4, Purchaser shall have the right, at its election, to proceed with the defense of such claim or Proceeding on its own with counsel reasonably satisfactory to Sellers (which consent may not be unreasonably withheld, delayed or conditioned). Purchaser shall have the right to settle, adjust or compromise such claim or Proceeding; provided, however, that if Purchaser settles, adjusts or compromises any such claim or Proceeding without the consent of Sellers (such consent not to be unreasonably withheld or delayed), such settlement, adjustment or compromise shall not be conclusive evidence of the amount of Damages incurred by Purchaser in connection with such claim or Proceeding. Purchaser shall give Sellers prompt notice after it becomes aware of the commencement of any such claim or Proceeding against Purchaser; provided, however, that any failure on the part of Purchaser to so notify Sellers shall not limit any of the obligations of Sellers, or any of the rights of Purchaser, under this Section 4.4 (except to the extent such failure materially prejudices the defense of such Proceeding). If Purchaser does not elect to proceed with the defense of any such Proceeding, Sellers may proceed with the defense of such Proceeding with counsel reasonably

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

satisfactory to Purchaser; provided, however, that Sellers may not settle or compromise any such Proceeding without the prior written consent of Purchaser.

SECTION 5. CERTAIN POST-CLOSING COVENANTS.

5.1 Further Assurances. From and after the Closing, each of Purchaser and Sellers will, to the extent reasonably requested by the other Party and at such other Party’s sole expense, execute and deliver such documents and instruments and take such other actions as such other Party may reasonably request in order to consummate and make effective the transactions contemplated by this Agreement. On and after the Closing Date, each Seller shall execute such documents, further instruments of sale, transfer, conveyance, assignment and confirmation and other papers and take such further actions as may be reasonably required to transfer, convey and assign to Purchaser, and to confirm Purchaser’s title to, all of the Designated Assets.

5.2 Publicity. Sellers agree that, on and at all times after the date of this Agreement: (a) no press release or other publicity concerning any of the transactions contemplated hereby shall be issued or otherwise disseminated by it or on its behalf without Purchaser’s prior written consent; and (b) Sellers shall continue to keep the terms of this Agreement strictly confidential.

5.3 Tax Cooperation. Purchaser and Sellers agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Designated Asset (including access to books and records) as is reasonably necessary for the filing of all tax returns, and making of any election related to taxes, the preparation for any audit by any taxing authority and the prosecution or defense of any claim, suit or Proceeding relating to any tax return.

5.4 Non-Competition.

(a) Non-Competition. Each Seller hereby covenants, acknowledges and agrees that it will not, at any time during [ * ] from the Closing Date, either directly or indirectly, as principal, agent, owner, partner, employee, consultant, shareholder, director or officer, as the case may be, in any manner whatsoever, own, be engaged in, be concerned with, be interested in, operate, have any financial interest in or advance, lend money to, guarantee the debts or obligations of, permit its name or any part thereof to be used or applied by any Person, firm or corporation engaged in or concerned with or interested in, directly or indirectly, in any Competitive Activity in any territory in which the Products are currently planned to be commercialized, except as a passive shareholder holding less than [ * ] percent of the outstanding shares of a corporation offering its shares to the public and whose shares are listed and posted for trading on a recognized stock exchange. Notwithstanding the foregoing covenant, Purchaser agrees that said covenant shall not be construed to preclude Sellers from continuing, during said [ * ] period following the Closing Date, their research and mechanistic studies relating to hyperinsulinemic hypoglycemia in connection with their employment at Stanford.

(b) Relief.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(i) Injunctive Relief. Sellers acknowledges that breach of Seller’s covenants contained in this Section 5.4 may cause irreparable harm to the Business, which may not be compensable through monetary damages. Sellers therefore hereby acknowledges that in the event of a breach or a threatened breach by the them or their respective affiliates of such covenants, Purchaser will be entitled, in addition to any other rights, remedies or damages which may be available to Purchaser, at law or in equity, to obtain an interim and permanent injunction in order to prevent or restrain any breach or threatened breach of this Agreement by Sellers or their affiliates, partners, employers, employees, servants, agents, representatives, and other Persons directly or indirectly acting for, or on behalf of, or with, Sellers. Sellers further agree that Purchaser shall be entitled to injunctive relief without having to prove damages and shall be entitled to all of its costs and expenses incurred in order to obtain relief from any such breach under this Agreement.

(ii) Restrictions Reasonable. Purchaser and Sellers acknowledge and confirm that:

(1) they have been independently advised by their respective counsel with respect to the provisions of this Section 5.4;

(2) they have negotiated the provisions of Section 5.4 on an equal footing based on equal bargaining power at the Closing Date;

(3) neither Purchaser or Sellers were required or induced by force, threats, or other means of intimidation or in any other manner to enter into this Agreement or the Transaction Documents;

(4) the provisions of this Section 5 and the Transaction Documents are reasonable and do not go beyond what is necessary to protect the interests of Purchaser; and

(5) the Transaction Documents are supported by adequate consideration.

5.5 Commercially Reasonable Efforts. Purchaser hereby agrees to use Commercially Reasonable Efforts to pursue and complete [ * ].

SECTION 6. MISCELLANEOUS PROVISIONS.

6.1 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows:

(a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent designated for overnight delivery by nationally recognized overnight air courier (such as Federal Express), upon receipt; (c) if sent by facsimile transmission before 5:00 p.m. in California, when transmitted and receipt is confirmed; (d) if sent by facsimile transmission after 5:00 p.m. in California and receipt is confirmed, on the

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

following business day; and (e) if otherwise actually personally delivered, when delivered, provided that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as either Party shall provide by like notice to the other Party:

If to Sellers:

Tracey McLaughlin, MD

300 Pasteur Drive, Room S025

Stanford, CA 94305-5103

Facsimile:

and

Colleen Craig, MD

300 Pasteur Drive, Room S025

Stanford, CA 94305-5103

Facsimile:

With copies (which shall not constitute notice) to:

Blakely, Sokoloff, Taylor & Zafman LLP

12400 Wilshire Boulevard

Suite 700

Los Angeles, California 90025

Attention: Norman Zafman

Facsimile: (310) 820-5988

If to Purchaser:

Eiger BioPharmaceuticals, Inc.

350 Cambridge Avenue, Suite 350

Palo Alto, CA 94306

Attention: David Cory

Facsimile: (415) 203-0934

With copies (which shall not constitute notice) to:

Cooley LLP

3175 Hanover St.

Palo Alto, CA 94304

Attention: Glen Sato

Facsimile: (650) 849-7400

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

6.2 Headings. The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

6.3 Counterparts and Exchanges by Electronic Transmission or Facsimile. This Agreement may be executed in counterparts, each of which shall constitute an original and both of which, when taken together, shall constitute one agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission or facsimile shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

6.4 Governing Law; Venue.

(a) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

(b) Any Proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced in any state or federal court located in the State of California. Each Party:

(i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the State of California (and each appellate court located in the State of California) in connection with any such proceeding;

(ii) agrees that each state and federal court located in the State of California shall be deemed to be a convenient forum; and

(iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such Proceeding commenced in any state or federal court located in the State of California, any claim that such Party is not subject personally to the jurisdiction of such court, that such Proceeding has been brought in an inconvenient forum, that the venue of such Proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

6.5 WAIVER OF TRIAL BY JURY. EACH PARTY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LAWSUIT, ACTION OR PROCEEDING SEEKING ENFORCEMENT OF SUCH PARTY’S RIGHTS UNDER THIS AGREEMENT.

6.6 Successors and Assigns; Parties in Interest. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the parties hereto and their respective successors, assigns, heirs, executors and administrators. Sellers may not assign any of their rights or delegate any of their obligations under this Agreement to any other Person without the prior written consent of Purchaser. Purchaser may freely assign any or all of its rights hereunder, in whole or in part, to any other Person without obtaining the consent or approval of any other Person.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

6.7 Waiver. No failure on the part of either Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of either Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

6.8 Specific Performance. Each Party agrees that: (a) in the event of any breach or threatened breach by the other Party of any covenant, obligation or other provision set forth in this Agreement, such Party shall be entitled (in addition to any other remedy that may be available to it) to: (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision; and (ii) an injunction restraining such breach or threatened breach; and (b) neither Party shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related legal proceeding.

6.9 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Sellers and Purchaser.

6.10 Severability. In the event that any prov1s10n of this Agreement, or the application of any such provision to either Party or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to a Party or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

6.11 Expenses. Each Party shall bear and pay all fees, costs and expenses that have been incurred or that are in the future incurred by, on behalf of or for the benefit of, such Party in connection with the negotiation, preparation and review of this Agreement and the other Transactional Agreements and the consummation and performance of the transactions contemplated herein; provided, however, that Purchaser shall reimburse the reasonable fees and expenses of Blakely, Sokoloff, Taylor & Zafinan LLP, as counsel to Sellers, not to exceed [ * ].

6.12 Entire Agreement. The Transactional Agreements set forth the entire understanding of the Parties relating to the subject matter thereof and supersede all prior agreements and understandings between the Parties relating to the subject matter thereof.

6.13 Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b) The Parties agree that any rule of contractual construction to the effect that ambiguities are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement and Exhibit A, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits and Schedules to this Agreement.

[Remainder of page intentionally left blank]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

The Parties have caused this Agreement to be executed and delivered as of the date above mentioned.

PURCHASER:

EIGER BIOPHARMACEUTICALS, INC.

By:	/s/ David Cory
Name:	David Cory
Title:	President and CEO

SELLERS:

/s/ Tracey McLaughlin
Tracey McLaughlin

/s/ Colleen Craig
Colleen Craig

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

LIST OF EXHIBITS

Exhibit A - Certain Definitions

Exhibit B - Form of Consulting Agreement

Exhibit C - Amendment No. 1 To License Agreement Exhibit D - Capitalization Table of the Company

LIST OF SCHEDULES

Disclosure Schedule

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

Affiliate. “Affiliate” shall mean, with respect to a Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with such first Person. For the purpose of this definition, “control” (including, with correlative meaning, the terms “controlled by” and “under the common control”) meaning direct or indirect ownership of fifty percent (50%) or more, including ownership by trusts with substantially the same beneficial interests, of the voting and equity rights of such Person, or the power to direct the management of such Person.

Agreement. “Agreement” shall mean the Asset Purchase Agreement (including the Disclosure Schedule), to which this Exhibit A is attached as it may be amended from time to time.

Annual Net Sales. “Annual Net Sales” shall mean the gross amount invoiced by Purchaser, its Affiliate and its sublicensees, for sales of the Product to a third party within a single calendar year, less the following deductions, to the extent accrued and directly allocable to the Product:

(a) cash discounts;

(b) returns (including recalls); price protection and shelf stock adjustments; reprocurement charges by customers and other similar charges; chargebacks, allowances, discounts, and rebates;

(c) other payments required by applicable Legal Requirements or agreed to be made under Medicaid, Medicare or other government special medical assistance programs (including, but not limited to, payments made under the new “Medicare Part D Coverage Gap Discount Program” and the “Annual Fee on Branded Prescription Pharmaceutical Manufacturers”);

(d) relevant managed markets rebates; and

(e) sales, excise or other similar taxes (excluding income taxes).

For clarity, any subsequent adjustment to an accrual shall be reflected in the Annual Net Sales in the period in which such adjustment is made. Sales between Purchaser and its Affiliates shall be disregarded for purposes of calculating Annual Net Sales except if such Affiliates are end users. Annual Net Sales shall be accounted for in accordance with GAAP, consistent with Purchaser’s books and records, and in any event consistent with all of its other branded pharmaceutical products.

Business. “Business” shall all activity related to Sellers’ development, ownership and use of the Designated Assets.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Commercially Reasonable Efforts. “Commercially Reasonable Efforts shall mean that level of efforts and resources, with respect to a particular Party, at the relevant point in time, that is consistent with the usual practice followed by a similarly situated company, in the exercise of its reasonable scientific and business judgment relating to other prescription pharmaceutical products owned or licensed by it or to which it has exclusive rights, which have market potential and are at a stage of development or product life similar to the applicable Product, taking into account measures of patent coverage, length of any statutory period of exclusivity, relative safety and efficacy, product profile, the competitiveness of the marketplace, the proprietary position of the compound or product, the regulatory structure involved, the relative profitability of the products (including, without limitation, pricing and reimbursement status) and other relevant factors, including without limitation comparative technical, legal, scientific, and/or medical factors.

Competitive Activity. “Competitive Activity” shall mean the research or development of, sale, testing, marketing, commercialization or offer of the Product or any product or service that competes with the Product or that could be developed and commercialized for the same indications as the Product.

Damages. “Damages” shall mean any loss, damage, injury, decline in value, Liability, lost opportunity, claim, settlement, judgment, fine, penalty, tax, fee (including any reasonable legal fee), charge or expense of any nature.

Disclosure Schedule. “Disclosure Schedule” shall mean the disclosure schedule delivered by Sellers to Purchaser contemporaneously with the execution and delivery of the Agreement.

Equity Documents. “Equity Documents” shall mean the documents to be executed by the other purchasers in the Financing.

Encumbrance. “Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, Order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature (including any restriction on the transfer of any asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

GAAP. “GAAP” shall mean United States generally accepted accounting principles and practices in effect from time to time, consistently applied.

Knowledge. Information shall be deemed to be known to or to the “knowledge” of the Sellers if that information is actually known, reasonably should be known or reasonably could be expected to be discovered in the course of conducting a reasonable investigation concerning the existence of such fact or other matter by any Seller.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Legal Requirement. “Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body.

Liability. “Liability” shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

Patents. “Patents” shall mean all patents and patent applications (including inventor’s certificates and utility models) in any country or jurisdiction, including all provisionals, substitutions, counterparts, continuations, continuations-in-part, divisionals, supplementary protection certificates, renewals, all letters patent granted thereon, and all reissues, reexaminations, extensions, confirmations, revalidations, registrations, patents of addition thereof, PCTs, pediatric exclusivity periods, and foreign equivalents to any of the foregoing.

Person. “Person” shall mean any individual, corporation, partnership, limited liability company, or other legal entity or governmental body other than Purchaser and Sellers.

Phase 2 Clinical Trial. “Phase 2 Clinical Trial” shall mean any controlled human clinical trial designed to: (a) evaluate the effectiveness of the intended use of the therapeutic agent for a particular indication or indications; (b) identify short-term side effects and risks that are associated with the therapeutic agent in the dosage range to be prescribed; and (c) satisfy the requirements of 21 CFR § 312.21(b).

Phase 3 Clinical Trial. “Phase 3 Clinical Trial” shall mean any human clinical trial designed to: (a) establish that the therapeutic agent is safe and efficacious for its intended use; (b) define warnings, precautions and adverse reactions that are associated with the therapeutic agent in the dosage range to be prescribed; and (c) support regulatory approval of the therapeutic agent, that would satisfy the requirements of 21 CFR § 312.21(c).

Proceeding. “Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any governmental body or any arbitrator or arbitration panel.

Securities Act. “Securities Act” means the Securities Act of 1933, as amended.

Tax. “Tax” shall mean any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), that is, has been or may in the future be (a) imposed, assessed or collected by or under the authority of any governmental body, or (b) payable pursuant to any tax-sharing agreement or similar contract.

Transactional Agreements. “Transactional Agreements” shall mean the Agreement and the Consulting Agreements, the Amendment No. 1 to License Agreement and any other documents delivered by Sellers to Purchaser to complete the transactions contemplated hereby.

Valid Claim. “Valid Claim” shall mean a claim of any issued and unexpired Patent within the (a) HH Patents or (b) Patents licensed under the License Agreement, as applicable, that has not been held invalid or unenforceable by a final decision of a court or governmental agency of competent jurisdiction, which decision can no longer be appealed or was not appealed within the time allowed; provided, however, that if a claim of a pending patent application within the Patents licensed under the License Agreement, as applicable, shall not have issued within [ * ] after the earliest filing date from which such claim takes priority, such claim shall not constitute a Valid Claim for the purposes of this Agreement.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBITS

FORM OF CONSULTING AGREEMENT

CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is made and entered into as of September , 2015, (“Effective Date”) by and between Eiger BioPharmaceuticals, Inc., a Delaware corporation with an address of 350 Cambridge Avenue, Suite 350, Palo Alto, CA 94306 (the “Company”), and Colleen Craig, MD (“Consultant”), with an address of 300 Pasteur Drive, Room S025, Stanford, CA 94305. Both Company and Consultant are referred to herein, individually, as a “Party” and, collectively, as the “Parties”.

WHEREAS, Company desires to retain Consultant to render consulting services to Company and Consultant desires to be so retained by Company and to perform such services further specified herein, all in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises, conditions and representations set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Company and Consultant, Company and Consultant agree as follows.

PROFESSIONAL SERVICES

Services. Company hereby retains Consultant to provide professional consulting services as set forth on Exhibit A (the “Services”) to Company, which is attached hereto and incorporated herein by reference, and Consultant hereby accepts such engagement. Consultant agrees to perform for Company the professional Services and deliver to Company the work product agreed upon by the Parties, including the time commitments, deliverables and any relevant timetables and specifications set forth on Exhibit A hereto.

Best Efforts. Consultant will use best efforts to perform the Services hereunder for Company in a diligent, timely, and professional manner, in accordance with specifications reasonably requested by Company.

Location and Access. The consulting Services shall be performed at Consultant’s premises or such other premises that Company and Consultant may mutually agree upon.

Payroll Taxes. Consultant will be solely responsible for paying all applicable payroll taxes of any nature, including social security and other social welfare taxes or contributions, that may be due on amounts paid to Consultant pursuant to this Agreement.

PAYMENT

Company agrees to compensate Consultant for the Services performed by Consultant pursuant to this Agreement in accordance with the payment terms set forth in Exhibit A. Payment will be made only for work that has been performed to the reasonable satisfaction of Company.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

CONFIDENTIAL INFORMATION

Definition. As used in this Agreement, the term “Confidential Information “ means (i) any technical or business information furnished by Company, or on behalf of Company by its affiliates, subsidiaries, contractors, advisors, partners, or agents, to Consultant in connection with the Services to be performed hereunder, (ii) any work product produced by Consultant as a result of work hereunder, as well as all work papers related thereto, regardless of whether such information is specifically designated as confidential and regardless of whether such information is in written, oral, electronic or other form, and (iii) Data and Inventions (as defined in Section 4.1 hereof).

Use and Non-disclosure. Consultant acknowledges that, in the course of performing or preparing to perform Services for Company under this Agreement, Consultant will become acquainted with certain of Company’s Confidential Information, the protection of which is necessary to the successful conduct of Company’s business and the preservation of the integrity of Company’s relationships with its customers. Company will make a reasonable effort to mark media containing Confidential Information with notice of the same and, otherwise, to inform Consultant when the latter is provided, or given access to, Confidential Information. Consultant agrees to (i) maintain all Confidential Information in strict confidence; (ii) use all Confidential Information solely for the purposes of performing Consultant’s obligations under this Agreement; and (iii) reproduce the Confidential Information only to the extent necessary to perform Consultant’s obligations under this Agreement, with all such reproductions being considered Confidential Information. Consultant shall not disclose Confidential Information to any third party without Company’s express written authorization.

Exceptions. The foregoing obligations of Consultant shall not apply to any Confidential Information that Consultant can demonstrate: (i) was already in the public domain prior to the time of its disclosure under this Agreement; (ii) entered the public domain through means other than an unauthorized disclosure resulting from an act or omission by Consultant; (iii) was independently developed or discovered by Consultant prior to the time of its disclosure under this Agreement, as evidenced by Consultant’s written records; (iv) is or was disclosed to Consultant at any time, whether prior to or after the time of its disclosure under this Agreement, by a third party having no fiduciary relationship with Company and having no obligation of confidentiality with respect to such Confidential Information; or (v) is required to be disclosed to comply with applicable laws or regulations, or with a court or administrative order, provided that Company receives prior written notice of such disclosure and that Consultant takes all reasonable and lawful actions to obtain or to permit Company to obtain confidential treatment for such disclosure and, if possible, to minimize the extent of such disclosure.

No License. Consultant acknowledges that, as between Consultant and Company, Company is the sole owner of the Confidential Information disclosed by Company and all patent, copyright, trademark, trade secret, and other intellectual property rights in, or arising from, such Confidential Information or developed hereunder. No option, license, or conveyance of such rights to Consultant is granted or implied under this Agreement.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

OWNERSHIP OF WORK PRODUCT

Invention Disclosure. Consultant agrees to disclose promptly and in writing to Company any and all data, ideas, concepts, discoveries, inventions (whether patentable or not), developments, original works of authorship, trade secrets, and know-how that are developed, conceived, devised, invented, developed or reduced to practice or tangible medium by Consultant, under her direction or jointly with others, which arise from or in connection with this Agreement (“Data and Inventions “). All work products hereunder shall be “work for hire”, and Consultant shall have no interest in the Data and Inventions.

Assignment. Consultant hereby assigns to Company all of Consultant’s right, title, and interest to the Data and Inventions and any and all related patent rights, copyrights, and applications and registrations therefor. During the Term (as defined in Section 8.1) and thereafter, Consultant shall cooperate with Company, at Company’s expense, in obtaining proprietary protection for the Data and Inventions, and shall execute all documents which Company shall reasonably request to perfect Company’s rights in the Data and Inventions. Consultant acknowledges and agrees that without Company’s substantial investment of time and money, the Data and Inventions could not be developed. In the event that any Data or Invention cannot be assigned to Company as sole owner, and Consultant retains some right to use Data or Inventions, then Consultant agrees only to use the same only for internal, noncommercial research.

CONSULTANT REPRESENTATION, WARRANTIES, AND CERTAIN COVENANTS

Consultant represents, warrants, and covenants to Company throughout the Term as follows.

The execution and performance of this Agreement does not, and will not, constitute a breach or default under any contract to which Consultant is a party, or by which Consultant is bound, and Consultant is not, and shall not be, under any contractual or other obligation to any third party which conflicts with any obligations hereunder or prevents or limits the performance of Services under this Agreement.

Consultant is free to disclose to Company, without breach of any obligation to a third party, any and all information, ideas, suggestions, developments, or know-how that Consultant may develop, generate or otherwise create in performing the Services under this Agreement.

Consultant has complied and will comply with all applicable laws, rules, regulations, and guidelines in her conduct of the Services under this Agreement.

Consultant warrants and represents that Consultant is not now, nor has Consultant ever been debarred or disqualified as a clinical investigator or participant in clinical services by the United States Food and Drug Administration or by any other regulatory or governmental authority.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Consultant further warrants and represents that Consultant has no knowledge of any circumstances which may affect the accuracy of the foregoing. Consultant agrees to notify Company immediately if such party becomes aware of any change in circumstances that would render any of the foregoing untrue or misleading in any respect during the Term.

SOLICITATION OF COMPANY EMPLOYEES

Consultant agrees that during the Term and for a period of [ * ] thereafter, Consultant shall not, without Company’s prior written consent, recruit, solicit, or hire any employee of Company, or induce or attempt to induce any employee of Company to discontinue his or her employment relationship with Company.

INDEMNIFICATION

Indemnification of Consultant. Company shall indemnify and hold harmless each of Consultant and its affiliates, and the successors and assigns of any of the foregoing (the “Consultant Indemnitees “), from and against any and all losses, liabilities, damages, penalties, fines, costs and expenses (including reasonable attorneys’ fees and other expenses of litigation) (“Losses”) from any claims, actions, suits or proceedings brought by a third party (a “Third Party Claim”) incurred by any Consultant Indemnitee, arising from, or occurring as a result of (a) gross negligence or willful misconduct of Company and its Affiliates and (b) the research, development and regulatory activities relating to the exendin product conducted by or on behalf of Company in connection with the performance of the Services in accordance with this Agreement; except to the extent such Third Party Claims fall within the scope of the indemnification obligations of Consultant set forth in Section 7.2.

Indemnification of Company. Consultant shall indemnify and hold harmless each of Company and its Affiliates and the directors, officers, shareholders, employees and agents of such entities and the successors and assigns of any of the foregoing (the “Company Indemnitees “), from and against any and all Losses from any Third Party Claims incurred by any Company Indemnitee, arising from, or occurring as a result of (a) gross negligence or willful misconduct of Consultant or its Affiliates; and (b) any material breach of any representations, warranties or covenants by Consultant under this Agreement, except to the extent such Third Party Claims fall within the scope of the indemnification obligations of Company set forth in Section 7.1(a) or (b).

Procedure. A Party that intends to claim indemnification (the “Indemnified Party”) under this Section 7 shall promptly notify the indemnifying Party in writing of any Third Party Claim, in respect of which the Consultant Indemnitee or Company Indemnitee, as the case may be, intends to claim such indemnification. The Indemnified Party shall provide the Indemnifying Party with reasonable assistance, at the indemnifying Party’s expense, in connection with the defense of the Third Party Claim for which indemnity is being sought. The indemnitee may participate in and monitor such defense with counsel of its own choosing at its sole expense; provided, however, the indemnitor shall have the right to assume and conduct the defense of the Third Party Claim with counsel of its choice. The indemnitor shall not settle any Third Party Claim without the prior written consent of the Indemnified Party, not to be unreasonably

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withheld, unless the settlement involves only the payment of money. So long as the indemnitor is actively defending the Third Party Claim in good faith, the indemnitee shall not settle any such Third Party Claim without the prior written consent of the Indemnifying Party. If the Indemnitor does not assume and conduct the defense of the Third Party Claim as provided above, (a) the indemnitee may defend against, and consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim in any manner the indemnitee may deem reasonably appropriate, and (b) the indemnitor will remain responsible to indemnify the Indemnitee as provided in this Section 7. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any action with respect to a Third Party Claim shall only relieve the indemnitor of its indemnification obligations under this 7. if and to the extent the indemnitor is actually prejudiced thereby.

TERM AND TERMINATION

Term. This Agreement shall be effective for the period set forth in Exhibit A hereof (the “Term”).

Termination. This Agreement may be terminated (i) by either Party at any time in the exercise of its sole discretion upon [ * ] written notice to the other Party, (ii) by a Party upon the material breach of this Agreement by the other Party, which material breach continues unremedied for [ * ] after delivery to the breaching Party by the nonbreaching Party of notice of material breach, (iii) by a Party immediately in the event of bankruptcy (voluntary or otherwise), insolvency, or other similar financial distress of the other Party.

Return of Company Materials. Upon expiration or termination of this Agreement for any reason or at any time upon request by Company, Consultant will immediately return to Company all property belonging to Company, including without limitation all Confidential Information and Data and Inventions in Consultant’s possession or control.

Survival. Termination or expiration of this Agreement shall not cancel or terminate any rights and/or obligations which arose prior to the effective date of termination or expiration and which must continue in order to give effect to their meaning at the time such right and/or obligation arose, including without limitation Sections 3 4, 7, 8.3, 8.4, 10 and 12.

NOTICES

Any notice or approval required or permitted under this Agreement will be delivered in writing and will be sent by (i) facsimile (followed by a copy sent by overnight courier or, if the delivery is international, by two-day courier) or (ii) by overnight courier or, if the delivery is international, by two-day courier to the address specified below or to any other address that may be designated by prior notice. Any notice or approval delivered by facsimile will be deemed to have been delivered the day it is sent, unless it arrives after 5:00 p.m. at the recipient address or on a day other than a business day at the recipient address, in which case it shall be deemed delivered on the next business day. Any notice or approval sent by courier will be deemed delivered on the next business day after its date of posting if domestic or two business days after the day of posting if international.

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If to Company:	If to Consultant:

Eiger BioPharmaceuticals, Inc. 350 Cambridge Avenue, Suite 350 Palo Alto, CA 94306 Attn: Matthew Bys Telephone: 415-203-0934 Email: mbvs@eigerbio.com	Colleen Craig, MD 300 Pasteur Drive, Room S025 Stanford, CA 94305 Attn: Colleen Craig, MD Telephone: 650-350-2153 Email: cmcraig@stanford.edu

NON-COMPETITION

Consultant hereby covenants, acknowledges and agrees that it will not, at any time during [ * ] from the Effective Date, either directly or indirectly, as principal, agent, owner, partner, employee, consultant, shareholder, director or officer, as the case may be, in any manner whatsoever, own, be engaged in, be concerned with, be interested in, operate, have any financial interest in or advance, lend money to, guarantee the debts or obligations of, permit its name or any part thereof to be used or applied by any person, firm or corporation engaged in or concerned with or interested in, directly or indirectly, in any competitive activity in any territory in which the exendin products are currently planned to be commercialized, except as a passive shareholder holding less than [ * ] percent of the outstanding shares of a corporation offering its shares to the public and whose shares are listed and posted for trading on a recognized stock exchange. Notwithstanding the foregoing covenant, Company agrees that said covenant shall not be construed to preclude Consultant from continuing, during said [ * ] period following the Effective Date, their research and mechanistic studies relating to hyperinsulinemic hypoglycemia in connection with their employment at Stanford (as defined below).

CONSULTANT’S OBLIGATIONS SUBJECT TO THE EMPLOYMENT TERMS AND POLICIES OF STANFORD

Company acknowledges that it is aware that Consultant is a full time employee of the Leland Stanford Junior University (“Stanford”), and that under Stanford’s employment terms and policies, it is permissible for Consultant to provide the Services desired by Company under this Agreement; provided, however, in the event of a conflict between Stanford’s employment terms and policies and Consultant’s obligations hereunder, Stanford’s employment terms and policies shall govern, it being agreed that the parties shall in good faith attempt to amend this Agreement to reflect the intent of the parties with respect to the conflicting provision. In this connection, for example, Company acknowledges that it is aware that Stanford currently limits outside consulting services by its employees to a maximum of eight (8) hours per week.

GENERAL

Entire Agreement. This Agreement embodies the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof.

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Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by the Parties hereto.

Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the Party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or prov1s1ons of this Agreement, whether or not similar.

Assignment. Company may assign its rights and obligations hereunder to any person who or entity which succeeds to all or substantially all of Company’s business or that aspect of Company’s business in which Consultant is principally involved. Consultant’s rights and obligations under this Agreement may not be assigned without the prior written consent of Company.

Benefit. All statements, representations, warranties, covenants, and agreements in this Agreement shall be binding on the Parties hereto and shall inure to the benefit of their respective successors and permitted assigns. Nothing in this Agreement shall be construed to create any rights or obligations except among the Parties hereto, and no person or entity shall be regarded as a third party beneficiary of this Agreement.

Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect the meaning or construction of, any of the terms or provisions hereof.

No Waiver of Rights, Powers, and Remedies. No failure or delay by a Party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the Parties hereto, shall operate as a waiver of any such right, power or remedy of the Party. No single or partial exercise of any right, power or remedy under this Agreement by a Party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such Party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a Party hereto shall not constitute a waiver of the right of such Party to pursue other available remedies. No notice to or demand on a Party not expressly required under this Agreement shall entitle the Party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

Independent Contractor. Company and Consultant agree that the relationship of Consultant to Company is at all times that of an independent contractor and not that of an employee, partner or joint-venturer of or with Company.

Counterparts. This Agreement may be executed in one or more counterparts that together shall constitute one and the same legal instrument.

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Governing Law. This Agreement and the rights and obligations of the Parties hereunder shall be construed in accordance with and governed by the laws of the State of California, without giving effect to the conflict of law principles thereof.

Jurisdiction and Service of Process. Any legal action or proceeding with respect to this Agreement shall be brought in the state and Federal courts in the City of San Francisco, California. By execution and delivery of this Agreement, each of the Parties hereto accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the Parties hereto irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the party at its address set forth in Section 9 hereof.

Severability. The Parties intend this Agreement to be enforced as written. However, (i) if any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a duly authorized court having jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law; and (ii) if any provision, or part thereof, is held to be unenforceable because of the duration of such provision or the geographic area covered thereby, the Parties agree that the court making such determination shall have the power to reduce the duration and/or geographic area of such provision, and/or to delete specific words and phrases, and in its reduced form such provision shall then be enforceable and shall be enforced.

Subcontracting. All services or materials for which Consultant contracts, subcontracts, or purchases for purposes of this Agreement shall be subject to prior written approval by Company. Consultant agrees to provide to Company a copy of any such contract for services or materials prior to execution for comment, in particular regarding costs, source, payment schedule, early termination penalties, confidentiality, and patent rights. Consultant hereby unconditionally guarantees the timely performance of Services and delivery of deliverables in accordance with this Agreement by any affiliate or permitted subcontractor hereunder.

Injunctive Relief. Consultant acknowledges that breach of Consultant’s covenants contained in Section 3 or Section 10 may cause irreparable harm to the Company, which may not be compensable through monetary damages. Consultant therefore hereby acknowledges that in the event of a breach or a threatened breach by the them or their respective affiliates of such covenants, the Company will be entitled, in addition to any other rights, remedies or damages which may be available to Company, at law or in equity, to obtain an interim and permanent injunction in order to prevent or restrain any breach or threatened breach of this Agreement by Consultant or their affiliates, partners, employers, employees, servants, agents, representatives, and other persons directly or indirectly acting for, or on behalf of, or with, Consultant. Consultant further agree that the Company shall be entitled to injunctive relief without having to prove damages and shall be entitled to all of its costs and expenses incurred in order to obtain relief from any such breach under this Agreement

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IN WITNESS WHEREOF, the Parties the parties hereto have executed this Consulting Agreement on the Effective Date written above.

Eiger BioPharmaceuticals, Inc.

By:
David A. Cory
Chairman, President and CEO, Eiger BioPharmaceuticals

CONSULTANT:

By:
Name:	Colleen Craig, MD

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit A

1.	Services and Documentation.

CONSULTANT’S SERVICES MAY INCLUDE: (I) PROVIDING CONSULTATIVE SERVICES SURROUNDING THE EXENDIN DEVELOPMENT AND CLINICAL PROGRAM; (II) SPEAKING WITH INVESTORS, BANKS AND OTHER OUTSIDE PARTIES REGARDING THE EXENDIN DEVELOPMENT AND CLINICAL PROGRAM; AND (III) OTHER SERVICES AS MUTUALLY AGREED. CONSULTANT SHALL BE AVAILABLE, SUBJECT TO RECEIVING REASONABLE NOTICE FROM COMPANY, FOR MEETINGS TO PARTICIPATE AND FACILITATE COMMUNICATION AND WORK FLOW.

2.	Term.

This Agreement shall be effective for the period beginning on the Effective Date and shall continue in full force for one (1) year thereafter, unless earlier terminated as permitted herein. This Agreement shall automatically renew for an annual period thereafter unless either Party provides written notice not less than [ * ] days prior to the then applicable annual expiration date.

3.	Fees.

Consultant shall be paid [ * ] the first month for the value of her Services associated with the transfer of information, documents, and know-how related to the Exendin development and clinical program into the Company, and then the Consultant shall be paid at the rate of [ * ] per month for the remaining eleven (11) months of the first year of the Term, for time spent by Consultant on providing consulting Services requested by Company. In the interest of clarity, it is understood and agreed that Consultant will be paid said monthly amount for being available to provide Services reasonably requested by Company, regardless of whether, or the extent to which, Company requests Services. After the first anniversary, the fees shall paid on a per hour basis on actual consulting services time provided to the Company at the rate of [ * ] per hour.

It is further understood and agreed that if this Agreement is terminated during the initial year of the Term for any reason, the monthly amount due and payable to Consultant for the month in which such termination occurs will be appropriately pro-rated.

4.	Payment Terms.

Company shall pay consultant on a monthly basis at the end of each month. Company will reimburse Consultant for any reasonable, authorized travel, lodging and other out-of-pocket expenses incurred by personnel in the course of performing hereunder, provided that Consultant furnishes Company with specific documentation therefore and Company approves all such expenses in advance.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

All invoices for the above-described out-of-pocket expenses shall be submitted by Consultant directly to Company. Payment of all undisputed amounts shall be made within [ * ] days after receipt of invoice by Company. If Company has a dispute with any charges set forth in an invoice, Company shall notify Consultant of the dispute and provide Consultant details of the dispute. The Parties shall negotiate in good faith to promptly resolve disputes related to any invoiced amounts. Consultant shall maintain records of all time and expenses under this Agreement and shall provide Company reasonable access to the same upon request.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT C

AMENDMENT NO. 1 TO LICENSE AGREEMENT

AMENDMENT NO. 1 TO LICENSE AGREEMENT

This Amendment No. 1 to License Agreement (the “Amendment”) is effective as of             day of September 2015 (the “Amendment Effective Date”), and amends that certain License Agreement effective May 4, 2015 (the “Agreement”) among The Board of Trustees of the

Leland Stanford Junior University (“Stanford”), an institution of higher education having powers under the laws of the State of California, and Tracey McLaughlin and Colleen Craig (the “Original Licensees”), individuals having a principal place of business at Stanford University School of Medicine, and Eiger BioPharmaceuticals, Inc. (“Eiger”), as assignee of the Original Licensees pursuant to this Amendment. Collectively, Stanford, Original Licensees and Eiger are referred to as the “Parties”.

RECITALS

A.	The Original Licensees are assigning to Eiger all but certain specified rights and interests in technology with respect to Exendin for any and all uses, including the technology described within Stanford Docket S12-372 under the License Agreement;

B.	Eiger desires to become assignee of the Original Licensees as set forth in this Amendment in order to further develop Exendin; and

C.	Stanford desires to accept Eiger as an assignee of the Original Licensees and to amend Sections 1 and 13 of the Agreement as set forth in this Amendment.

AGREEMENT

Now, therefore, for good and valuable consideration, the receipt of which the parties acknowledge, the parties hereby agree as follows:

1.	Upon the Amendment Effective Date, the Agreement shall be amended as follows:

a.	Eiger shall replace and be deemed the sole Licensee and assume all of the rights and obligations under the Agreement, and the Original Licensees shall have no rights or obligations under the Agreement.

b.	Within [ * ] days after the Amendment Effective Date, Eiger shall pay to Stanford [ * ] to an account designated by Stanford.

c.	Section 1 of the Agreement is amended to add the following clause to the end of the first sentence:

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“, including one or more provisional applications to be filed by Licensee at Licensee’s discretion between the Amendment Effective Date and the date a PCT patent application claiming priority to Serial No. [ * ] is filed, the PCT application, and any US or foreign patents that issue on or claim priority to any of the foregoing.”

d.	Section 13 of the Agreement is hereby amended and restated to read in its entirety as follows:

“13. Assignment.

13.1 Permitted Assignment by Licensee. Subject to Section 13.3, Licensee may assign this Agreement: (a) as part of a sale or change of control, regardless of whether such a sale or change of control occurs through an asset sale, stock sale, merger or other combination, or any other transfer of Licensee’s entire business or that part of Licensee’s business that exercises all rights granted under this Agreement;

or

(b) to an Affiliate provided that Licensee remains liable to Stanford for the performance by its Affiliate.

13.2 Any Other Assignment by Licensee. Except pursuant to Section 13.1, any attempt to assign this Agreement by Licensee without Stanford’s prior written consent is null and void.

13.3 Conditions of Assignment. Prior to any assignment, the following conditions must be met:

(a) Licensee must make best efforts to give Stanford [ * ] prior written notice of the assignment, including the new assignee’s contact information; and

(b) the new assignee must agree in writing to Stanford to be bound by this Agreement; and

(c) Stanford must have received a [ * ] assignment fee.

13.4 After the Assignment. Upon a permitted assignment of this Agreement pursuant to this Section 13, Licensee will be released of liability under this Agreement and the term “Eiger” in this Amendment and “Licensee” in the Agreement will mean the assignee.”

2.	Stanford and the Original Licensees each represent and warrant to Eiger the following:

a.	as of the Amendment Effective Date, the Agreement remains in full force and effect;

b.	no notice of any termination, noncompliance or breach has been delivered or received by either of Stanford or Original Licensees; and

c.	none of Stanford or the Original Licensees is aware of noncompliance or claim that would result in a breach or termination of the Agreement.

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3.	Except as expressly set forth herein, the Agreement remains in full force and effect and shall not otherwise be amended except in writing entered into by Eiger (as Licensee) and Stanford.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

In witness whereof, the Parties hereto have executed and delivered this Amendment in their personal capacity or through their duly authorized officers or representatives, as the case may apply.

Stanford:

The Board of Trustees of the Leland Stanford Junior University

Signature:

Name:

Title:

Original Licensees (with respect to the Amendment and as assignors):

Signature:
Tracey McLaughlin

Signature:
Colleen Craig, M.D.

Eiger:

Eiger BioPharmaceuticals, Inc.

Signature:

Name:

Title:

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EXHIBIT D

CAPITALIZATION TABLE

Security Type	Shares
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]

[*]	[*]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.